EXHIBIT 99



PRESS RELEASE                                      FOR FURTHER  DAVID M. GADDIS
IMMEDIATE RELEASE                                  INFORMATION: PRESIDENT & CEO
JANUARY 25, 2001                                                FVNB CORP.
                                                                361-572-6500


                 FVNB CORP. FOURTH QUARTER DIVIDEND ANNOUNCEMENT

VICTORIA, TEXAS - On January 24, 2001, the Board of Directors of FVNB Corp. (NASDAQ: FVNB) declared a regular cash dividend of $.35 per share payable on February 16, 2001 to shareholders of record as of February 2, 2001.

The Company expects to release further information related to its 2000 performance on or about February 2, 2001.

["Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of FVNB Corp., the occurrence of which involve certain risks and uncertainties detailed in the FVNB Corp. filings with the Securities Exchange Commission.] Subsidiary Banks, Member FDIC.

                                       5